                                                                    Exhibit 10.1


                         THE MCGRAW-HILL COMPANIES, INC.

                         SENIOR EXECUTIVE SEVERANCE PLAN

               (As Amended and Restated Effective April 26, 2000)

                                TABLE OF CONTENTS

                                                                                                               Page
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
Section 1.        Purpose..................................................................................     21
Section 2.        Effective Date...........................................................................     21
Section 3.        Administration...........................................................................     21
Section 4.        Participation............................................................................     21
Section 5.        Payments Upon Qualified Termination of Employment........................................     22
Section 6.        Unfunded Status of Plan..................................................................     25
Section 7.        Termination and Amendment of the Plan....................................................     25
Section 8.        Benefit of Plan..........................................................................     25
Section 9.        Non-Assignability........................................................................     26
Section 10.       Effect of Other Plans....................................................................     26
Section 11.       Mitigation and Offset....................................................................     26
Section 12.       Termination of Employment................................................................     26
Section 13.       Severability.............................................................................     26
Section 14.       Disputed Claim...........................................................................     27
Section 15.       Governing Law; Section Headings..........................................................     27
Section 16.       Named Fiduciary and Claims Procedure.....................................................     27

         THE McGRAW-HILL COMPANIES, INC. SENIOR EXECUTIVE SEVERANCE PLAN


Section 1.   Purpose.

             The purpose of the Senior Executive Severance Plan (the "Plan") is to provide senior executives who are in a position to contribute materially to the success of The McGraw-Hill Companies, Inc., or any subsidiary at least 50% of whose voting shares are owned directly or indirectly by The McGraw-Hill Companies, Inc. (collectively, the "Company"), with reasonable compensation in the event of their termination of employment with the Company.

Section 2.   Effective Date.

             The Plan is effective as of January 28, 1987.

Section 3.   Administration.

             The Plan shall be administered (i) by the Compensation Committee of the Board of Directors of the Company (the "Board") or by such other committee of non-employee directors as the Board shall appoint (the "Committee"), or (ii) in the absence of such Committee or if the Committee is unable to act, by the Board. Subject to the express provisions of this Plan and to the rights of participants pursuant to said express provisions, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan (and any notices or agreements relating thereto); and to otherwise supervise the administration of the Plan in accordance with the terms hereof.

             All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants. All decisions made by the CEO, as hereinafter defined, which may personally benefit, directly or indirectly, the CEO shall be subject to the approval of the Committee.

Section 4.   Participation.

             The Chief Executive Officer (the "CEO") of the Company shall from time to time select, subject to the approval of the Committee, the employees who are to participate in the Plan (the "Participants") from among those employees who are determined by the CEO to be in a position to contribute materially to the success of the Company. The Company shall notify each Participant in writing of his participation in the Plan, and such notice shall also set forth the payments and benefits to which the Participant may become entitled. The Company may also enter into such agreements as the Committee deems necessary or appropriate with respect to a Participant's rights under the Plan. Any such notice or agreement may contain such terms, provisions and conditions not inconsistent with the Plan, including but not limited to provisions for the extension or renewal of any such agreement, as shall be determined by the Committee, in its sole discretion.

             A Participant shall cease to be a Participant in the Plan upon the earliest of (i) his receipt of all of the payments, if any, to which he is or becomes entitled under the terms of this Plan and the terms of any notice or agreement issued by the Company with respect to his participation hereunder, or
(ii) the termination of his employment with the Company under circumstances not requiring payments under the terms of this Plan.

Section 5.   Payments Upon Qualified Termination of Employment.

                            (a) In the event of a Qualified Termination of
Employment, the Participant shall be entitled, as compensation for services rendered, subject to any applicable payroll or other taxes required to be withheld, to:

                                          (i) continue to receive an amount
              equal to his Monthly Base Salary for a period following his termination of employment, based upon the following formula, but in no event for less than 12 months: the number of full and partial years of the Participant's continuous service with the Company, up to a maximum of 15 years, multiplied by 1.6; provided that if the foregoing formula yields a period exceeding 12 months, the Participant shall be entitled to salary continuation for only 12 months and, in addition, shall be entitled to a single lump sum cash payment equal to the product of the Participant's Monthly Base Salary and the number of months under the formula in excess of 12, to be paid 12 months after the Participant's termination of employment, or as soon thereafter as practicable; and

                                          (ii) remain an active participant in
              all Company-sponsored retirement, life, medical, dental, accidental death and disability insurance benefit plans or programs in which he was participating at the time of his termination for the duration of the salary continuation period described in Section 5(a)(i) above (not in excess of 12 months), but only to the extent permitted by applicable law, as determined by the Company, it being understood that continued participation in Company-sponsored retirement plans or programs shall be limited to such plans or programs that are not intended to be qualified under Section 401(a) or 401(k) of the Internal Revenue Code of 1986, as amended, and, in addition, if the formula in Section 5(a)(i) above yields a period exceeding 12 months, the Participant shall be entitled to a single lump sum cash payment equal to 10% of the product of the Participant's Monthly Base Salary and the number of months under the formula in excess of 12, to be paid 12 months after the Participant's termination of employment, or as soon thereafter as practicable;

provided that the CEO may authorize, in his sole discretion, in lieu of the payments and benefits provided under Section 5(a)(i) and (ii) above, payment to the Participant of a single lump sum equal to 110% of the Participant's Monthly Base Salary for the period under the formula specified under Section 5(a)(i), or for 12 months, if longer (100% of Monthly Base Salary for such period in lieu of salary continuation, and 10% of Monthly Base Salary for such period in lieu of benefits continuation).

Such payments shall be in lieu of any other payments under the Plan or under any other severance pay or separation allowance plan, program or policy of the Company including the Company's Separation Pay Plan; provided, however, if payments pursuant to the terms and conditions of the Company's Separation Pay Plan would result in greater payments to a Participant than would be payable under this Plan, said Participant shall in such event receive payments pursuant to the terms and conditions of the Company's Separation Pay Plan in lieu of payments pursuant to this Plan.

                           (b) For purposes of this Section 5, the following
definitions shall apply:

                                          (i) A "Qualified Termination of
              Employment" shall mean termination of employment with the Company, (other than by reason of death, Disability, voluntary resignation by a Participant under circumstances not qualifying under (B) below, or lawful Company mandated retirement at normal retirement age)

                                                      (A) by the Company for any
              reason other than for Cause, or

                                                      (B) by the Participant
              after an Adverse Change in Conditions of Employment or for any reason during the 30-day period following the first anniversary of a Change of Control.

                                          (ii) "Cause" shall mean serious,
              willful misconduct in respect of the Participant's obligations to the Company (including, but not limited to, conviction for a felony or perpetration of a common law fraud).

                                          (iii) An "Adverse Change in Conditions
              of Employment" shall mean the occurrence of any of the following events:

                                                      (A) an adverse change by
              the Company in the Participant's functions, duties or responsibilities, which change would cause the Executive's position with the Company to become one of substantially less responsibility, importance or scope; or

                                                      (B) a 10% or larger
                            reduction by the Company (in one or more steps) of the Participant's Monthly Base Salary.

         Notwithstanding the foregoing the Participant's failure to object to the Company in writing to a change described in (A) or (B) above within 120 days after such change shall constitute a waiver of such change as an Adverse Change in Conditions of Employment.

                                          (iv) "Disability" shall mean a
              Participant's long-term disability as defined under the Company's Long-Term Disability Plan.

                                          (v) "Monthly Base Salary" shall mean a
              Participant's highest regular monthly salary during the preceding 24-month period, excluding any of the following: year-end or other bonuses, incentive compensation, whether short term or long term, commissions, reimbursed expenses, and any payments on account of premiums on insurance or other contributions made to other Company welfare or benefit plans.

                                          (vi) "Change of Control" shall mean
              any of the following:

                                                      (A) The acquisition (other
              than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
              Act) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                                                      (B) Individuals who, as of
              the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

                                                      (C) Approval by the
              stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

                                          (c) (i) In the event a Participant
              dies after the commencement of payments pursuant to Section 5(a) above, the balance of said payments shall be payable to said Participant's estate.

                                          (ii) It is the intent of this Plan
              that a Participant's transfer to another location shall not by itself constitute an "Adverse Change in Conditions of Employment"; provided, however, that such an "Adverse Change in Conditions of Employment" will be deemed to exist if, after a Change of Control, a Participant is transferred to a principal business location so as to increase the distance between the principal business location and such Participant's place of residence at the time of the Change of Control by more than thirty-five miles.

                                          (iii) It is the intent of this Plan
              that a Participant shall not receive payments hereunder in the event of a sale of the business unit of the Company with which the Participant is associated as an executive, provided that the Participant is offered a position and salary with the buyer or the Company comparable to the position and salary of the Participant immediately prior to said sale, whether or not such offer is accepted by the Participant. If, however, the Participant is not offered a comparable position and salary, the Participant shall be entitled to payments hereunder.

Section 6.   Unfunded Status of Plan.

         The Plan is intended to constitute an "unfunded" compensation arrangement. With respect to any payments required to be made, but not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Company may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver payments in lieu of or with respect to amounts payable hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

Section 7.   Termination and Amendment of the Plan.

         The Board shall have the right at any time, in its discretion, to amend the Plan, in whole or in part, or to terminate the Plan, except that no amendment or termination shall impair or abridge the obligations of the Company and the rights of Participants under any notices or agreements previously issued pursuant to the Plan.

Section 8.   Benefit of Plan.

         The Plan shall be binding upon and shall inure to the benefit of the Participant, his heirs and legal representatives, and the Company and its successors. The term "successor" shall mean any person, firm, corporation or other business entity that, at any time, whether by merger, acquisition or otherwise, acquires all or substantially all of the stock, assets or business of the Company.

Section 9.   Non-Assignability.

         Each Participant's rights under this Plan shall be non-transferable except by will or by the laws of descent and distribution and except insofar as applicable law may otherwise require. Subject to the foregoing, no right, benefit or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall, to the full extent permitted by law, be null, void and of no effect.

Section 10.  Effect of Other Plans.

         Except as expressly provided in Section 5 with respect to the Company's Separation Pay Plan, (i) nothing in the Plan shall affect the level of benefits provided to or received by any Participant (or the Participant's estate or beneficiaries) as part of any employee benefit plan of the Company, and (ii) the Plan shall not be construed to affect in any way a Participant's rights and obligations under any other plan maintained by the Company on behalf of employees.

Section 11.  Mitigation and Offset.

         No Participant shall be required to mitigate the amount of any payment under the Plan by seeking employment or otherwise, and there shall be no right of set-off or counterclaim, in respect of any claim, debt or obligation, against any payments to the Participant, his dependents, beneficiaries or estate provided for in the Plan.

         If, after a Participant's termination of employment with the Company, the Participant is employed by another entity or becomes self-employed, the amounts (if any) payable under this Plan to the Participant shall not be offset by the amounts (if any) payable to the Participant from such new employment with respect to services rendered during the severance period applicable to such Participant under this Plan.

Section 12.  Termination of Employment.

         Nothing in the Plan shall be deemed to entitle a Participant to continued employment with the Company, and the rights of the Company to terminate the employment of a Participant shall continue as fully as though this Plan were not in effect.

Section 13.  Severability.

         In the event that any provision or portion of the Plan shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of the Plan shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

Section 14.         Disputed Claim.

         If a Participant makes a claim for payments under this Plan and such claim is disputed by the Company, the Company shall reimburse the Participant for any reasonable attorney's fees and disbursements incurred in pursuing such claim, whether or not the Participant is successful in enforcing his/her rights or whether or not the matter is settled.

Section 15.  Governing Law; Section Headings.

         All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New York.

         The section headings used in this document are for ease of reference only and shall not be controlling with respect to the application and interpretation of this Plan.

Section 16.  Named Fiduciary and Claims Procedure.

         The Named Fiduciary of the Plan and for purposes of the claims procedure under this Plan is the Chief Human Resources Officer of the Company.

                            (a) The business address and telephone number of the
Named Fiduciary under this Plan is:

                            The McGraw-Hill Companies, Inc.
                            1221 Avenue of the Americas
                            New York, New York  10020
                            (212) 512-2000

                            (b) The Company shall have the right to change the
Named Fiduciary of the Plan created under this Plan. The Company shall also have the right to change the address and telephone number of the Named Fiduciary. The Company shall give the Participants written notice of any change of the Named Fiduciary, or any change in the address and telephone number of the Named Fiduciary.

                            (c) Benefits shall be paid in accordance with the
provisions of this Plan. The Participant, or the Participant's beneficiary or contingent beneficiary (hereinafter collectively referred to as the "Claimant") shall make a written request for the benefits provided under this Plan. This written claim shall be mailed or delivered to the Named Fiduciary by registered mail.

                            (d) If the claim is denied, either wholly or
partially, notice of the decision shall be sent by registered mail to the Claimant within a reasonable time period. This time period shall not exceed 90 days after the receipt of the claim by the Named Fiduciary.


January 28, 1987

As amended:       March 25, 1987
                  September 30, 1987
                  September 28, 1988
                  April 26, 2000


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